UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2012

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54686	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2012, the board of directors of Global Growth Trust, Inc. (the “Company”) appointed Andrew Wood to serve as a director of the Company. Mr. Wood also serves as a director of Global Income Trust, Inc., a public, non-traded real estate investment trust, effective August 14, 2012.

Mr. Wood has served as executive director of MGPA Limited (“MGPA”) since September 2009. MGPA is an independently managed private equity real estate investment advisory company focused on real estate investment in Europe and Asia. Mr. Wood is a founding shareholder of MGPA and served as its chief investment officer from February 2004 until September 2009. He also has served on the board of directors of MGPA and its Remuneration Committee since their establishment in February 2004. Mr. Wood is also a director of various MGPA-affiliated entities that are the general partners to the investment funds advised by MGPA. He has over forty years of experience in the real estate sector in the United Kingdom and Continental Europe, Asia and the U.S. Mr. Wood qualified as a member of the Royal Institution of Chartered Surveyors in London in 1972 and is currently a Fellow of the Institution. He is also a member of the Counselors of Real Estate in the U.S., a professional organization of real estate advisors, and serves as a member of the Advisory Board to the Runstad Center for Real Estate Studies at the University of Washington, Seattle.

Mr. Wood will not receive any compensation from the Company in his role as director of the Company. An indemnification agreement with the Company dated August 14, 2012, a representative copy of which is included as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2011, has been executed by Mr. Wood.

MGPA Advisory (Singapore) Pte Ltd, an affiliate of MGPA, is a sub-advisor to the Company’s advisor and to the advisor of Global Income Trust, Inc.

Mr. Wood replaces Matthew S. Banks on the board. Mr. Banks resigned as a director effective August 14, 2012.

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our prospectus dated April 19, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally (including financial market fluctuations); risks associated with real estate markets, including declining real estate values; the availability of proceeds from our offering of our shares; the lack of available debt for us or debt on acceptable terms; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; increased competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; losses in excess of our insurance coverage; unknown liabilities of acquired properties; changes in government regulations or accounting rules; inaccuracies of our accounting estimates; our ability to identify and close on suitable investments; our ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; and failure to maintain our REIT qualification. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2012	GLOBAL GROWTH TRUST, INC.

	By:	/s/ Steven D. Shackelford
	Name:	Steven D. Shackelford
	Title:	Chief Financial Officer